Exhibit 10.66

*** TEXT OMITTED AND FILED SEPARATELY

CONFIDENTIAL TREATMENT REQUESTED

UNDER 17 C.F.R. §§ 200.80(B)(4)

AND 240.24B-2

DEVELOPMENT AGREEMENT

This Development Agreement (this “Agreement”) is entered into as of May 17, 2009 (the “Effective Date”) by and between Applied Micro Circuits Corporation, a Delaware corporation having a place of business at 215 Moffett Park Drive, Sunnyvale, CA 94089 (“AMCC”) and Veloce Technologies, Inc., a Delaware corporation having a place of business at 20813 Stevens Creek Boulevard, Suite 100, Cupertino, CA 95014 (“Company”). As used herein, AMCC and Company are referred to herein individually as a “Party” and collectively, as the “Parties.”

Background

WHEREAS, concurrently with the execution of this Agreement, AMCC, Company, Espresso Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of AMCC (“Merger Sub”), and Jeffrey Harrell, an individual, as representative of the stockholders of Company, are entering into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Merger Sub shall be merged with and into Company, the separate existence of Merger Sub shall cease and Company will continue as the surviving corporation in the merger and shall continue its existence under the laws of the State of Delaware, in accordance with the terms provided therein (the “Merger”); and

WHEREAS, concurrently with the execution of this Agreement and the Merger Agreement, AMCC, Company, certain securityholders of Company and Jeffrey Harrell, an individual, as the purchaser representative, are entering into a Securityholder Agreement (the “Securityholder Agreement”) pursuant to which such securityholders agree to certain voting provisions with respect to their shares of Company common stock, and certain restrictions on the transferability thereof, and Company agrees not to issue additional equity interests in Company except in accordance with the terms of such agreement; and

WHEREAS, the Parties desire for Company to develop for AMCC one or more PowerPC processors that meet certain specifications provided in the Merger Agreement, pursuant to the terms and conditions of this Agreement and the Merger Agreement.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration received and to be received by the Parties hereunder, the Merger Agreement and Securityholder Agreement, the Parties agree to the following:

Agreement

1.	DEFINITIONS. As used in this Agreement:

1.1 “Affiliate” of a Party means any person or entity that directly or indirectly controls, is controlled by, or is under common control with such Party, where “control” means ownership of fifty percent (50%) or more of the outstanding voting securities (but only as long as such person or entity meets these requirements).

*** Text Omitted and Filed Separately

Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4)

and 240.24b-2

1.2 “AMCC Confidential Information” means any and all information related to the Project, the business of AMCC or any Affiliate of AMCC, AMCC Technology, and Work Product, including without limitation, trade secrets, technical information, business forecasts and strategies, marketing plans, customer and supplier lists, personnel information, financial data, and proprietary information of third parties provided to AMCC or its Affiliates in confidence, that AMCC considers to be confidential or proprietary.

1.3 “AMCC Technology” means any Technology that is developed, acquired, or otherwise obtained by AMCC either prior to or during the term of this Agreement, other than the Work Product.

1.4 “Company Background Technology” means any Technology used by Company in connection with the performance of the Project or incorporated by Company into any Work Product, that is developed, acquired, or otherwise obtained by Company prior to the commencement of the Project.

1.5 “Company Confidential Information” means any and all information related to the business of Company or Company Background Technology, including without limitation, trade secrets, technical information, business forecasts and strategies, marketing plans, personnel information, financial data, and proprietary information of third parties provided to Company, that Company considers to be confidential or proprietary.

1.6 “Confidential Information” means AMCC Confidential Information or Company Confidential Information.

1.7 “Intellectual Property Rights” means all copyrights, mask work rights, moral rights, patent rights, trademark rights, trade secret rights, and any other proprietary rights of any kind in any jurisdiction.

1.8 “Project” means the development of a PowerPC processor as described in Section 2.1.

1.9 “Technology” means data, know-how, methods, processes, techniques, proprietary information, specifications, protocols, schematics, designs, diagrams, layouts, inventions (whether or not patentable), apparatuses, hardware, products, devices, algorithms, software, software code (in any form including source code and object code or executable code), user interfaces, and other forms of technology.

1.10 “Work Product” means (i) all Technologies, in any stage of development, that Company conceives, creates, develops, or reduces to practice in connection with performing the Project, and (ii) all tangible embodiments (including models, presentations, prototypes, reports, samples, and summaries) of each item of such Technologies.

*** Text Omitted and Filed Separately

Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4)

and 240.24b-2

2.	ENGAGEMENT

2.1 Project. Company will use diligent efforts to develop a 40 nm PowerPC processor module as further described in Exhibit A, which meets the specifications and the requirements provided in the Merger Agreement (as such specifications and requirements may be amended from time to time in accordance with the terms hereof, the “Design Requirements”). The Company will meet all of the milestones provided in Exhibit B (the “Milestones”) by the applicable due dates specified therein.

2.2 No Subcontracting. Company will perform the Project in accordance with the terms of this Agreement. Company will not subcontract or otherwise delegate any of Company’s obligations under this Agreement, without the prior written consent of AMCC, which consent may be withheld in AMCC’s sole discretion; provided that the Company may use third-party contractors in the Company’s discretion so long as such contractors meet the requirements of Section 2.7 hereof and Company is responsible for their compliance with the applicable terms and conditions of this Agreement, including but not limited to Sections 4 and 5.5.

2.3 Facility. Company will perform the Project at […***…] in […***…], California (the “Facility”). While on […***…] Facility, Company agrees to comply with, and require its employees and agents to comply with, […***…] then-current access rules and procedures, including those procedures pertaining to safety, security, and confidentiality.

2.4 Change Orders. At any time, AMCC may propose a change to the Project (“Change Request”). As soon as reasonably practicable, but no later than thirty (30) days after receipt of the Change Request, Company and AMCC will discuss the feasibility and schedule for implementing the Change Request. No Change Request will be implemented by Company until both Parties have agreed in writing to implement such Change Request.

2.5 Cooperation. The Parties will cooperate with and assist each other in connection with the Project. Such cooperation and assistance will include, in addition to any duties or responsibilities of the Parties set forth in this Agreement, each Party providing to the other Party in a timely manner all information and materials reasonably necessary for the other Party to perform its obligations with respect to the Project.

2.6 Project Managers. Within two (2) days after the Effective Date, each Party will appoint a project manager who will serve as such Party’s primary representative for the Project (a “Project Manager”). The Project Manager for Company must be reasonably acceptable to AMCC. Company may not change its Project Manager without the prior written consent of AMCC which consent shall not be unreasonably withheld. The Project Manager for AMCC must be reasonably acceptable to the Company. AMCC may not change its Project Manager without the prior written consent of the Company which consent shall not be unreasonably withheld. For purposes of this Section 2.6, (i) […***…] shall be deemed to be acceptable by the Company and (ii) […***…] shall be deemed to be acceptable by AMCC.

*** Text Omitted and Filed Separately

Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4)

and 240.24b-2

2.7 Employee Qualifications. Company will ensure that all employees performing the Project are highly qualified and have the requisite expertise and skill set necessary to complete the Project.

2.8 Cost. Except as provided in Sections 2.9, 3.4 and 3.6 or as set forth in the Merger Agreement, Company will be solely responsible for its own personnel who are involved in the Project, including all costs and expenses related to their employment and participation in the Project, as well as any other costs and expenses incurred in the course of performing the Project.

2.9 […***….] AMCC will be responsible for providing Company, at AMCC’s cost and expense, access and license to use (i) […***…] identified by Company and approved by AMCC in the number of licenses that are reasonably required for the development under the Project solely for purposes of performing the Project and (ii) […***…] To the extent that AMCC has the right to do so, AMCC will supply Company: (a) necessary technology information (e.g., […***…]; (b) necessary […***…] whether internally created within AMCC or supplied externally by other parties; and (c) at AMCC’s expense, […***…]. To the extent that any of the foregoing licenses are provided under a sublicense from AMCC, Company agrees that its use of the foregoing will be in a manner in accordance with the licenses granted to AMCC.

2.10 Technology Review and Project Materials. Company and AMCC will meet periodically, but no less than quarterly, to discuss the status of the Project, including the status of Milestones and to jointly perform technical review of the PowerPC processor in development. Company will cooperate with AMCC in connection with these meetings and technical review and at each such meeting provide to AMCC all materials, information and personnel that are necessary or relevant to such meetings and technical review and disclose in writing to AMCC the identities of all employees and technical consultants of Company as of such time. All documents and materials developed or created in the course of performing the Project will be subject to inspection by AMCC during normal business hours and with reasonable advance notice. The Company will store on AMCC’s network all documents, data, files, and other electronic materials created or developed in the course of performing the Project; provided that (i) AMCC shall provide the Company with an archival image of such materials within seven (7) days after AMCC completes its monthly archive of such materials and (ii) the Company shall be entitled to retain an image of such materials.

2.11 Exclusive Engagement. Except with respect to the individuals and the entity set forth on Schedule 2.11 hereof, Company agrees that, during the term of this Agreement, Company will devote all of its employees, consultants and other agents, and its resources, in performing the Project exclusively for AMCC. Company will refrain from any activity and will not enter into any agreement or make any commitment, or omit to do either of the foregoing, if such action or inaction is inconsistent or incompatible with Company’s obligations under this Agreement, including Company’s ability to perform the Project. Specifically, Company will not engage in any activities to design or develop any Technology or Intellectual Property Rights, or product, either for itself or for any third party, other than the Project.

*** Text Omitted and Filed Separately

Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4)

and 240.24b-2

2.12 Independent Company Relationship. Company’s relation to AMCC under this Agreement is that of an independent contractor. Nothing in this Agreement is intended or should be construed to create a partnership, joint venture, or employer-employee relationship between AMCC, on the one hand, and any of Company or Company’s employees or agents, on the other hand. Company is not the agent of AMCC and is not authorized, and must not represent to any third party that it is authorized, to make any commitment or otherwise act on behalf of AMCC. Without limiting the generality of the foregoing: (i) neither Company nor any of its employees or agents is entitled to or eligible for any benefits that AMCC may make available to its employees; (ii) AMCC will not withhold or make payments for social security, make unemployment insurance or disability insurance contributions, or obtain workers’ compensation insurance on behalf of Company or any of its employees or agents; and (iii) Company is solely responsible for filing all tax returns and submitting all payments as required by any federal, state, local, or foreign tax authority arising from the payment of fees to Company under this Agreement, and agrees to do so in a timely manner.

3.	PAYMENT

3.1 Loan. In consideration for Company’s performance of the Project and other promises set forth therein, AMCC has provided Company a loan in the aggregate amount of $1.5 Million (together with any outstanding amount previously loaned by AMCC to Company, the “Loan”) in the form attached as Exhibit C (“Promissory Note”). Subject to the terms set forth in the Promissory Note, AMCC will forgive repayment of up to all of the principal outstanding under the Loan, and any accrued and unpaid interest thereon.

3.2 Warrant. In consideration for Company’s performance of the Project, within ten (10) days after the Effective Date, AMCC will issue Company a warrant to purchase an aggregate of 658,000 shares of common stock of AMCC, par value $0.01 per share (subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits, and the like), in the form attached as Exhibit D (the “Warrant”).

3.3 Quarterly Payments. In consideration for Company’s performance of the Project, during the term of this Agreement, AMCC will pay Company up to the full quarterly payment (each, a “Quarterly Payment”), for up to twelve (12) consecutive calendar quarters (each a “Calendar Quarter”) (or portions thereof), commencing with the Calendar Quarter in which this Agreement is entered into (the “Quarterly Payment Period”), subject to such shorter period provided under Section 9.4.2 in the event of a Good Faith Allegation of Breach (as defined in Section 9.4.2), provided that AMCC may deduct from each Quarterly Payment for a Calendar Quarter […***…] with respect to such Calendar Quarter and with respect to any prior Calendar Quarter that was not deducted from a Quarterly Payment. The first Quarterly Payment hereunder shall be an amount equal to (a) $1.5 Million, plus (b) an amount equal to $1.5 Million multiplied by the quotient obtained by dividing (I) the number of days between the Effective Date and June 30, 2009, inclusive, by (II) ninety-one (91) (such amount in this clause (b), the “Stub Amount”), which shall be made on or before July 10, 2009. The second (2nd) through eleventh (11th) Quarterly Payment hereunder shall be an amount equal to $1.5 Million, which shall be made within ten (10) days after the beginning of the applicable Calendar Quarter. The

*** Text Omitted and Filed Separately

Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4)

and 240.24b-2

twelfth (12th) Quarterly Payment hereunder shall be an amount equal to $1.5 Million minus the Stub Amount, which shall be made within ten (10) days after the beginning of the Calendar Quarter. A Calendar Quarter begins on January 1st, April 1st, July 1st, and October 1st of each applicable year. AMCC shall have the right (upon a request by the Company), but not the obligation, to pay Company an amount above each such Quarterly Payment in order to assist Company in meeting expenses to perform its obligations under this Agreement, provided that the total of all amounts paid by AMCC to Company pursuant to this sentence (collectively, the “Prepayment”) shall be deducted from the consideration payable by AMCC at the closing of the Merger pursuant to the Merger Agreement.

3.4 […***…] Expenses. In addition to the Quarterly Payments referenced in Section 3.3, AMCC will pay for costs associated with (i) a […***…] of each of the […***…] (each as defined in the Merger Agreement), and (ii) […***…].

3.5 Exclusivity Payment. AMCC hereby acknowledges that it is not entitled to the return of any of the Five Hundred Thousand Dollars ($500,000) “Good Faith Deposit” made by AMCC to the Company in connection with the execution of the exclusivity letter between the Parties dated as of March 23, 2009.

3.6 Expenses. AMCC will reimburse Company for any pre-approved, reasonable out-of-pocket expenses, including travel expenses, incurred by Company in the course of performing the Project.

3.7 Invoicing and Payment. For any payments required under Section 3.4 or 3.6, Company will provide AMCC an invoice for such payment, and all undisputed invoices will be paid by AMCC within thirty (30) days after receipt of the invoice. All payment to Company will be made by electronic transfer of funds to Company’s bank account as follows:

Bank Name:	[…***…]
Bank Address:	[…***…]
ABA No.:	[…***…]
Account No.:	[…***…]
Swift Code:	[…***…]
Account Name:	[…***…]

3.8 Taxes. Company will be responsible for and will indemnify and hold AMCC harmless from payment of any and all taxes, fees, duties, and other governmental charges, and any related penalties and interests, arising from the payment of any fees to Company under this Agreement. The Work Product is made up of the patent, copyright, trade secret and other intangible property interests which have been conveyed, assigned, transferred and licensed from the Company to AMCC pursuant to the terms of this Agreement in order to provide AMCC all of the Company’s rights in the Work Product. The parties agree that this assignment of the Work Product from the Company to AMCC constitutes a Technology Transfer Agreement under the provisions of California Revenue and Taxation Code sections 6011(c)(10), 6012(c)(10) and California SBE Regulation 1507 (Title 18 of the California Administrative Code).

*** Text Omitted and Filed Separately

Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4)

and 240.24b-2

4.	CONFIDENTIALITY

4.1 Confidential Information. During the term of this Agreement, Company will be provided with or have access to AMCC Confidential Information that is reasonably necessary for the Project and AMCC will be provided with or have access to Company Confidential Information related to the Project or the Work Product. All Confidential Information remains the property of the Party disclosing the information (the “Disclosing Party”). The Party receiving the Confidential Information of the Disclosing Party (the “Receiving Party”) may disclose the Confidential Information only to its employees and contractors who need to know the Confidential Information for purposes of performing under this Agreement and who are bound by the Receiving Party’s standard employee or contractor (as applicable) confidentiality agreements that are no less restrictive than this Agreement. The Receiving Party will not use the Confidential Information without the Disclosing Party’s prior written consent except in performance under this Agreement. The Receiving Party will take measures to maintain the confidentiality of the Confidential Information equivalent to those measures the Receiving Party uses to maintain the confidentiality of its own confidential information of like importance but in no event less than reasonable measures. The Receiving Party will give immediate notice to the Disclosing Party of any unauthorized use or disclosure of the Confidential Information that comes to the attention of the Receiving Party’s senior management and agrees to assist the Disclosing Party in remedying such unauthorized use or disclosure.

4.2 Exceptions. The confidentiality obligations do not extend to Confidential Information which the Receiving Party can prove (i) becomes part of the public domain without the fault of the Receiving Party; (ii) is rightfully obtained by the Receiving Party from a third party with the right to transfer such information without obligation of confidentiality; (iii) is independently developed by the Receiving Party without reference to or use of the Disclosing Party’s Confidential Information, as evidenced by written records; or (iv) was lawfully in the possession of the Receiving Party at the time of disclosure, without restriction on disclosure, as evidenced by written records of the Receiving Party. In addition, the Receiving Party may disclose Confidential Information of the Disclosing Party as may be required by law, a court order, or a governmental agency with jurisdiction, provided that before making such a disclosure the Receiving Party first notifies the Disclosing Party promptly and in writing and cooperates with the Disclosing Party, at the Disclosing Party’s reasonable request and expense, in any lawful action to contest or limit the scope of such required disclosure.

4.3 Return of Confidential Information. Upon termination or expiration of this Agreement, the Receiving Party will return to the Disclosing Party all tangible copies of Confidential Information of the Disclosing Party in the Receiving Party’s possession or control which the Receiving Party no longer has the right to possess or use and will erase from its computer systems all electronic copies thereof.

5.	WORK PRODUCT

5.1 Ownership and Assignment of Work Product. Company agrees that all Work Product will be the sole and exclusive property of AMCC. All works of authorship which fall

*** Text Omitted and Filed Separately

Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4)

and 240.24b-2

within the definition of “works made for hire” under the United States Copyright Act of 1976, as amended, will be considered works made for hire and owned by AMCC. Company hereby irrevocably and unconditionally assigns to AMCC all right, title, and interest worldwide in and to the Work Product and all Intellectual Property Rights thereto. Company understands and agrees that, subject to Section 5.7 hereof, Company has no right to use the Work Product except as necessary to perform the Project for AMCC. If any Intellectual Property Rights, including moral rights, in the Work Product, cannot (as a matter of law) be assigned by Company to AMCC as provided in this Section 5.1, then (i) Company unconditionally and irrevocably waives the enforcement of such rights and all claims and causes of action of any kind against AMCC with respect to such rights, and (ii) to the extent Company cannot (as a matter of law) make such waiver, Company unconditionally grants to AMCC an exclusive, perpetual, irrevocable, worldwide, fully-paid license, with the right to sublicense through multiple levels of sublicensees, under any and all such rights (a) to reproduce, create derivative works of, distribute, publicly perform, publicly display, digitally transmit, and otherwise use the Work Product in any medium or format, whether now known or hereafter discovered, (b) to use, make, have made, sell, offer to sell, import, and otherwise exploit any product or service based on, embodying, incorporating, or derived from the Work Product, and (c) to exercise any and all other present or future rights in the Work Product.

5.2 Further Assurances. At AMCC’s request, Company will use its reasonable best efforts to cause its employees and agents to (a) cooperate with and assist AMCC, both during and after the term of this Agreement, in perfecting, maintaining, protecting, and enforcing AMCC’s rights in the Work Product, and (b) execute and deliver to AMCC any documents deemed necessary or appropriate by AMCC in its discretion to perfect, maintain, protect, or enforce AMCC’s rights in the Work Product or otherwise carry out the purpose of this Agreement. Company hereby irrevocably designates and appoints AMCC and its duly authorized officers and agents as Company’s agent and attorney-in-fact to act for and on Company’s behalf to execute, deliver and file any and all documents with the same legal force and effect as if executed by Company, if AMCC is unable for any reason to secure Company’s signature on any document needed in connection with the actions described in this Section 5.2.

5.3 Disclosure of Inventions and Patent Filings. Within five (5) days after the Effective Date, each Party will appoint a patent coordinator (a “Patent Coordinator”) who will serve as such Party’s primary representative for identifying material inventions included in the Work Product and filing and prosecuting patent applications based on such inventions. The Patent Coordinator for Company (the “Company Patent Coordinator”) must be reasonably acceptable to AMCC. Company may not change the Company Patent Coordinator without the prior written consent of AMCC which consent shall not be unreasonably withheld. The Patent Coordinator for AMCC (the “AMCC Patent Coordinator”) must be reasonably acceptable to the Company. AMCC may not change the AMCC Patent Coordinator without the prior written consent of the Company which consent shall not be unreasonably withheld. For purposes of this Section 5.3, (i) […***…] shall be deemed to be acceptable by the Company and (ii) […***…] shall be deemed to be acceptable by AMCC. The Company Patent Coordinator will ensure that its employees and contractors promptly disclose all inventions included in the Work Product to the Company Patent Coordinator using an invention disclosure form approved by AMCC. The Patent Coordinators of both Parties will meet on a regular basis, and no less frequently than once

*** Text Omitted and Filed Separately

Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4)

and 240.24b-2

per Calendar Quarter, to discuss all invention disclosures made by Company’s employees and contractors during the prior Calendar Quarter and which of those inventions will result in patent filings, provided that any decision regarding whether a patent application will be filed based on such invention will be made entirely by AMCC in its sole and absolute discretion. The Company Patent Coordinator will ensure that the inventors are available to meet with and otherwise cooperate with and assist AMCC and its patent counsel to promptly prepare and file the patent applications, including reviewing and providing comments on any draft application or draft response to office and to execute all inventor declarations and assignments. It is expected that each inventor may be required to spend twenty (20) or more hours in connection with the preparation and filing of each application and ten (10) or more hours in connection with the preparation and filing of each response to an office action. Company will ensure that each inventor is available to devote such time to ensure that all patent applications and responses to office actions are filed promptly. AMCC shall be responsible for all out-of-pocket expenses associated with the any patents filed in accordance with this Agreement. AMCC shall provide substantially similar invention incentives to the Company’s employees that AMCC provides its own employees.

5.4 License to Company Background Technology. If Company uses any Company Background Technology in the course of performing the Project or incorporates any Company Background Technology in any Work Product, Company unconditionally grants to AMCC a non-exclusive, perpetual, irrevocable, worldwide, transferable, fully-paid, royalty-free right and license, with the right to sublicense through multiple levels of sublicensees, under all of Company’s Intellectual Property Rights in any and all Company Background Technology (a) to reproduce, create derivative works of, distribute, publicly perform, publicly display, digitally transmit, and otherwise use the Work Product in any medium or format, whether now known or hereafter discovered, (b) to use, make, have made, sell, offer to sell, import, and otherwise exploit any product or service based on, embodying, incorporating, or derived from the Work Product, and (c) to exercise any and all other present or future rights in the Work Product.

5.5 Third-Party Technology. Any Technology (i) licensed or obtained by Company from any third party or (ii) which Company knows is owned by any third party or infringes any third party’s Intellectual Property Rights (including any pending patent applications) (collectively, “Third-Party Technology”) shall not be used by Company in the performance of Project unless, such Third-Party Technology has been specifically identified and its use approved by AMCC in writing.

5.6 License to AMCC Technology. AMCC hereby grants Company a non-exclusive, non-transferable, fully-paid, royalty-free, limited right and license, without the right to sublicense, to use any AMCC Technology provided by AMCC to Company and Work Product solely for purposes of performing the Project as required under and during the term of this Agreement.

5.7 License to Work Product. Notwithstanding anything in this Agreement to the contrary, upon a final determination of AMCC’s material breach of this Agreement in accordance with Section 9.4 hereof, AMCC grants to Company a non-exclusive, perpetual,

*** Text Omitted and Filed Separately

Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4)

and 240.24b-2

worldwide, fully paid, royalty-free license under all of AMCC’s Intellectual Property Rights in the Work Product to (i) design, develop, make, have made, use, sell, offer for sale, import, or export any product and (ii) use, prepare derivative works of, reproduce, distribute, display, and perform any copyrighted materials included in the Work Product solely for purposes of designing, developing, and manufacturing any product (the “Work Product License”), provided that Company may not transfer or sublicense any of these rights, except Company may assign these rights to a third party solely in connection with the sale of all or substantially all of Company’s business and assets, whether through merger, sale of stock, sale of assets, by operation of law or otherwise. Contrary provisions notwithstanding, during the pendency of the process set forth in Section 9.4 as initiated by Company, the Work Product License granted pursuant to this Section 5.7 shall be for internal use only and may not be assigned, provided however that Company may disclose Work Product and this Section 5.7 to potential customers, acquirers and investors subject to a written obligation of confidentially as protective of the Work Product as those obligations of confidentiality set forth herein

6. DUTY TO NOTIFY. Company shall provide AMCC with prompt written notice of any material breach by Company of this Agreement after the Company becomes aware, or should reasonably have become aware, of such material breach.

7.	COMPANY REPRESENTATIONS AND WARRANTIES

7.1 Representations, Warranties and Covenants of AMCC. AMCC represents, warrants and covenants to Company that:

7.1.1 AMCC has full right, power and authority to enter into this Agreement, to perform its obligations in accordance with this Agreement, and to grant the licenses granted to Company under this Agreement;

7.1.2 AMCC will comply with all laws, rules, judgments and regulations relating to its performance under this Agreement;

7.1.3 AMCC will manage the Project in a professional and workmanlike manner and dedicate sufficient resources, including qualified personnel to manage the Project in a timely manner; and

7.1.4 To the best knowledge of AMCC, none of the AMCC Technology provided to Company, when used as permitted under this Agreement, will infringe or misappropriate, as the case may be, any Intellectual Property Rights of any third party.

7.2 Representations, Warranties and Covenants of Company. Company represents, warrants and covenants to AMCC that:

7.2.1 Company has full right, power and authority to enter into this Agreement, to perform its obligations in accordance with this Agreement, and to assign the rights in the Work Product and to grant the licenses granted to AMCC under this Agreement;

*** Text Omitted and Filed Separately

Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4)

and 240.24b-2

7.2.2 Company will comply with all laws, rules, judgments and regulations relating to its performance under this Agreement;

7.2.3 to the best knowledge of Company, neither the performance of the Project by Company nor the use of any Work Product by AMCC will infringe or misappropriate, as the case may be, any Intellectual Property Rights of any third party;

7.2.4 Company will not grant, directly or indirectly, any right or interest in the Work Product to any other person;

7.2.5 Company will perform the Project in a professional and workmanlike manner and dedicate sufficient resources, including qualified personnel to perform the Project in a timely manner;

7.2.6 before being allowed to begin performing the Project, all individuals (including employees and agents) who contribute to or participate in the conception, creation, or development of the Work Product will have unconditionally and irrevocably assigned in writing all of their right, title and interest in and to the Work Product to Company; and

7.2.7 as of the date hereof, Company knows of no facts or circumstances that would impair, limit, or delay its performance of the Project in accordance with this Agreement.

7.3 Disclaimer. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY PROVIDED IN SECTIONS 7.1 AND 7.2, NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND, WHETHER EXPRESS, IMPLIED, OR STATUTORY, UNDER THIS AGREEMENT. EACH PARTY EXPRESSLY DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, AND NON-INFRINGEMENT OF THIRD PARTY RIGHTS.

8.	INDEMNIFICATION.

8.1 IP Indemnification by Company. Company will indemnify, defend and hold AMCC, and its Affiliates, manufacturers, distributors, and customers (collectively, the “AMCC Indemnified Parties”) harmless from and against any demands, claims or suits by any third party for losses, damages, liabilities, costs and expenses (including reasonable attorney’s fees and expenses), directly or indirectly arising from Company’s breach of Section 5.5 or 7.2.3.

8.2 IP Indemnification by AMCC. AMCC will indemnify, defend, and hold Company harmless from any demands, claims or suits by any third party for losses, damages, liabilities, costs and expenses (including reasonable attorney’s fees and expenses) directly or indirectly arising from AMCC’s breach of Section 7.1.4.

8.3 Cross Indemnification. Each Party shall indemnify, defend and hold the other Party and the other Party’s Affiliates harmless from and against any demands, claims or suits by

*** Text Omitted and Filed Separately

Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4)

and 240.24b-2

any third party for losses, damages, liabilities, costs and expenses (including reasonable attorney’s fees and expenses) directly or indirectly arising from (i) breach of representations or warranties by the indemnifying Party; or (ii) intentional misconduct or gross negligence by the indemnifying Party or its employees or agents in the course of performing under this Agreement.

8.4 Indemnification Conditions. A Party’s obligation to indemnify as provided in this Agreement is conditioned upon (i) the indemnified Party promptly notifying the indemnifying Party in writing within a reasonable period of time of any and all claims for which the indemnified Party is entitled to indemnification, provided, however, that any failure on the part of such indemnified Party to so notify the indemnifying Party shall not limit any of the indemnified Party’s rights to indemnification under this Section 8 except to the extent such failure materially prejudices the defense of such claim, (ii) giving the indemnifying Party sole control of the defense thereof and any related settlement negotiations, provided, however, that if an indemnified Party reasonably determines that a conflict of interest exists in respect of such claim, such indemnified Party will have the right to employ separate counsel to represent such indemnified Party and in that event the reasonable fees and expenses of such separate counsel (but not more than one separate counsel and local counsel for all indemnified Parties) shall be paid by such indemnifying Party, and (iii) the indemnified Party cooperating and, at the indemnifying Party’s request and expense, assisting in such defense. The indemnified Party may participate in the defense of the claim with counsel of its own choosing at its own expense, subject to the indemnifying Party’s obligation to pay the fees and expenses of such separate counsel (but not more than one separate counsel and local counsel for all indemnified Parties) pursuant to clause (ii) of this Section 8.4 in the event a conflict exists. The indemnifying Party may not settle any such claim without the indemnified Party’s prior written consent to the extent that any such settlement affects the rights or liabilities of the indemnified Party, which consent shall not be unreasonably withheld or delayed, provided, however, that indemnified Party may withhold its consent to any settlement that does not include a full general release of all the claims against all of such party’s Indemnified Parties contemplated by the demand, claim or suit from all other parties to such matter or that requires such Party or any of its Affiliates to perform any covenant or refrain from engaging in any activity.

8.5 Limitation on Liability. EXCEPT FOR ANY INDEMNIFICATION OBLIGATION OF EITHER PARTY PROVIDED IN SECTIONS 8.1, 8.2, OR 8.3 OR BREACH OF SECTION 2.11, 4, 5 or 9 BY EITHER PARTY, (I) IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY SPECIAL, PUNITIVE, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING WITHOUT LIMITATION LOST PROFITS) ARISING FROM ITS PERFORMANCE UNDER THIS AGREEMENT REGARDLESS OF THE THEORY OF RECOVERY AND REGARDLESS OF WHETHER EITHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, AND (II) EACH PARTY’S TOTAL CUMULATIVE LIABILITY IN CONNECTION WITH THIS AGREEMENT, WHETHER IN CONTRACT OR TORT OR OTHERWISE, WILL NOT EXCEED THE TOTAL AMOUNT OF THE QUARTERLY PAYMENTS AND ANY PREPAYMENT PREVIOUSLY PAID BY AMCC TO COMPANY AND ANY AMOUNTS THEN-OUTSTANDING UNDER THE PROMISSORY NOTE.

*** Text Omitted and Filed Separately

Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4)

and 240.24b-2

8.6 Termination of the Indemnification Obligations. Subject to any indemnification obligation under the Merger Agreement, either Party’s indemnification obligations under this Agreement shall terminate upon the closing of the Merger.

9.	TERM AND TERMINATION

9.1 Term. This Agreement will commence on the Effective Date and, unless terminated earlier as provided in Section 9.2 or 9.3, automatically terminate upon the earlier of: (i) the closing of the Merger; or (ii) AMCC’s written notice to Company that AMCC will not acquire Company delivered pursuant to Section 7.1 of the Merger Agreement.

9.2 Termination by AMCC. AMCC may terminate this Agreement, effective immediately upon written notice to Company, in the event Company is in material breach of this Agreement, the Merger Agreement or the Securityholder Agreement. Company shall be deemed to be in material breach of this Agreement only if: (i) except with respect to a matter subject to clause (iii) or (iv) hereof, Company refuses to perform any of its obligations under this Agreement, which failure is not cured within fifteen (15) days after the Company has received written notice of such failure, (ii) Company fails to strictly meet any of the Milestones by the applicable due date, which failure is not cured within ninety (90) days after the Company has received written notice of such failure, (iii) any breach of the first or third sentence of Section 2.11, provided that, in the event such breach under this clause (iii) is curable, the Company shall be in breach in the event such failure is not cured within thirty (30) days after the Company has received written notice of such failure; or (iv) Company breaches any of its obligations under this Agreement relating to AMCC Confidential Information or Intellectual Property Rights of AMCC or otherwise violates any Intellectual Property Rights of AMCC, provided that, in the event such breach under this clause (iv) is curable, the Company shall be in breach in the event such failure is not cured within thirty (30) days after the Company has received written notice of such failure.

9.3 Termination by Company. Company may terminate this Agreement, effective immediately upon written notice to AMCC, in the event AMCC is in material breach of this Agreement or the Merger Agreement. AMCC shall be deemed to be in material breach of this Agreement only if AMCC refuses or fails to make the Loan, issue the Warrant or pay any undisputed payment obligation under this Agreement, which failure is not cured within thirty (30) days after AMCC has received written notice of such failure.

*** Text Omitted and Filed Separately

Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4)

and 240.24b-2

9.4 Effects of Termination.

9.4.1 Upon termination of this Agreement for any reason or earlier as requested by AMCC, Company will deliver to AMCC any and all documents, prototypes, samples, and other materials (including all copies thereof) in Company’s possession or control that contain, summarize, or disclose any Work Product (in whatever stage of development or completion) or any AMCC Technology provided by or on behalf of AMCC to Company.

9.4.2 In the event of the Company’s written allegation, made to AMCC in good faith, that (Y) AMCC is in material breach of its obligations under this Agreement and failed to timely cure such breach within the time period(s) provided herein, or (Z) AMCC has failed to acquire the Company in breach of AMCC’s obligation under the Merger Agreement (either event, a “Good Faith Allegation of Breach”): (i) during the first ten (10) Calendar Quarters in the Quarterly Payment Period, AMCC shall continue to make the Quarterly Payments in accordance with the schedule in Section 3.3 hereof for up to the two (2) Calendar Quarters immediately following the Calendar Quarter in which the Good Faith Allegation of Breach occurs; (ii) in the eleventh (11th) Calendar Quarter in the Quarterly Payment Period, AMCC shall continue to make the Quarterly Payment in accordance with the schedule in Section 3.3 hereof for up to the last Calendar Quarter in the Quarterly Payment Period and shall make a payment of up to $1.5 Million to Company for the first Calendar Quarter immediately following the Quarterly Payment Period within ten (10) days after the beginning of such Calendar Quarter; and (iii) in the twelfth (12th) Calendar Quarter in the Quarterly Payment Period, AMCC shall make a payment of up to $1.5 Million to Company for each of the two (2) Calendar Quarters immediately following the Quarterly Payment Period within ten (10) days after the beginning of each such Calendar Quarter (the last day of such period in which AMCC is required to make a payment to Company pursuant to this sentence, the “Resolution Deadline”); provided that, notwithstanding the foregoing, AMCC shall not be required to make any payment to Company pursuant to this sentence at or after it is finally determined pursuant to the terms hereof that AMCC did not commit the material breach alleged by Company in the Good Faith Allegation of Breach. Provided that Company has acted in good faith and in full compliance with the procedures for resolution set forth herein, in the event the matter subject to the Good Faith Allegation of Breach has not been finally resolved pursuant to the procedures set forth in Section 9.4.4 by the Resolution Deadline solely as a result of the request by the arbitrator or other body selected by the parties to finally determine such matter, AMCC shall pay Company an amount of up to $1.5 Million for the Calendar Quarter immediately following the Resolution Deadline, which payment shall be pro rated to equal (X) $1.5 Million multiplied by (Y) (I) the number of days elapsed between the Resolution Deadline and the date it is finally determined pursuant to the terms hereof whether AMCC committed the material breach alleged by Company in the Good Faith Allegation of Breach (the “Resolution Date”) or, if the Resolution Date does not occur within such Calendar Quarter, ninety-one (91), divided by (II) ninety-one (91), which shall be payable on the Resolution Date or the end of such Calendar Quarter, as applicable. Notwithstanding anything herein to the contrary, AMCC shall not be required to make any payments to Company pursuant to Section 3.3 or this Section 9.4.2 unless during the full Calendar Quarter for which Company receives or is entitled to receive payment from AMCC, Company performs its obligations under this Agreement. In the event Company fails to perform its obligations under this Agreement during any such Calendar Quarter, Company shall promptly return the payment made by AMCC corresponding to such Calendar Quarter to AMCC in full.

*** Text Omitted and Filed Separately

Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4)

and 240.24b-2

9.4.3 In the event it is finally determined in accordance with the procedures set forth in Section 9.4.4 (the date of such final determination, the “Determination Date”) that AMCC committed a material breach of its obligations under this Agreement pursuant to Section 9.3 (a “Breach”), AMCC shall, within ten (10) days following the Determination Date, pay Company $5 Million (the “Breach Payment”) and the Work Product License shall become effective; provided that such Breach Payment and Work Product License are in addition to the rights and remedies provided to Company in this Agreement (at law or in equity). In the event the amount of the final award to be delivered by AMCC to Company, or the dollar amount equivalent of the obligation incurred by AMCC in order to comply with a remedy of specific performance (as reasonably determined by AMCC), for such Breach (the “Final Award”) exceeds the amount of the Breach Payment, such Final Award shall be reduced by the full amount of the Breach Payment. In the event that such Final Award is less than the amount of the Breach Payment, Company shall either (I) pay AMCC the amount equal to the Breach Payment less the Final Award within fifteen (15) days following the date of determination of the Final Award, or (II) grant AMCC a non-exclusive, perpetual, worldwide, fully paid, royalty-free license under all of Company’s Intellectual Property Rights in all Technologies, in any stage of development, that Company conceives, creates, develops, or reduces to practice in connection with performing the Project, and (ii) all tangible embodiments (including models, presentations, prototypes, reports, samples, and summaries) of each item of such Technologies, in each case developed on or after the Determination Date.

9.4.4 Arbitration.

(a) Either Party may elect fast-track arbitration with respect to whether (i) AMCC is in material breach of its obligations under this Agreement or (ii) AMCC has failed to acquire the Company in breach of AMCC’s obligations under the Merger Agreement. Such arbitration shall be conducted pursuant to an arbitration procedure under which the Parties shall jointly select within fifteen (15) days of the Demand (as defined below) an independent arbitrator with the relevant industry and technical background but with no prior, existing or potential business relationship with either Party or an entity controlled by, controlling or under common control with either Party. If for whatever reason the Parties cannot mutually agree on an independent arbitrator within fifteen (15) days, Judicial Arbitration Mediation Services shall appoint an arbitrator it deems to have reasonable relevant industry and technical background. The location of such arbitration shall be in the County of Santa Clara, California or as otherwise mutually agreed upon by the Parties. Upon the request of either Party, the arbitrator will hear each Party’s presentation within forty-five (45) days of such selection. The arbitrator will rule within thirty (30) days following the conclusion of such presentation by the Parties.

(b) Such arbitration shall be conducted according to the Commercial Arbitration Rules of the American Arbitration Association, as such rules shall be in effect on the date of delivery of a written demand for arbitration (“Demand”), except to the extent that such rules are inconsistent with the provisions set forth in this Agreement.

*** Text Omitted and Filed Separately

Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4)

and 240.24b-2

(c) Any award by the arbitrator shall be accompanied by a written opinion setting forth the findings of fact and conclusions of law relied upon in reaching the decision. The award rendered by the arbitrator shall be final, binding and non-appealable, and judgment upon such award may be entered by any court of competent jurisdiction. The Parties agree that the existence, conduct and content of any arbitration shall be kept confidential and no Party shall disclose to any person any information about such arbitration, except as may be required by law, including but not limited to applicable rules and regulations of the Securities and Exchange Commission, or by any governmental authority or for financial reporting purposes in each Party’s financial statements and except in court proceedings to enforce this arbitration provision or any award hereunder or to obtain interim relief.

(d) Each Party shall pay the fees of its own attorneys, expenses of witnesses and all other expenses and costs in connection with the presentation of such Party’s case. The remaining costs of the arbitration, including without limitation, fees of the arbitrator, costs of records or transcripts and administrative fees shall be borne equally by the Parties.

(e) The arbitrator’s role shall be limited to determining whether (i) AMCC is in material breach of its obligations under this Agreement or (ii) AMCC has failed to acquire the Company in breach of AMCC’s obligations under the Merger Agreement.

(f) Notwithstanding the dispute resolution procedure set forth in this Section, any Party may apply to a court as set forth in Section 10.1 to enforce the agreement to arbitrate.

9.5 Survival. Sections 1, 4, 5.1, 5.2, 5.3 (solely with respect to inventions made during the term of the Agreement), 5.4, 5.5, 5.7, 7, 8, 9.4, 9.5 and 10 will survive any termination or expiration of this Agreement. In addition, to the extent any defined terms herein are incorporated by reference into the Merger Agreement, such terms shall survive until the termination of the Merger Agreement (after giving effect to any survival provisions set forth therein).

10.	GENERAL PROVISIONS

10.1 Governing Law; Venue; Consent to Jurisdiction.

10.1.1 This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Delaware (without giving effect to principles of conflicts of laws).

10.1.2 Subject to the provisions of Section 9.4, any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement (each a “Legal Proceeding”) shall be brought or otherwise commenced exclusively in any state or federal court located in the County of Santa Clara, State of California. Each Party:

(a) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in the County of Santa Clara, State of California (and each appellate court located in the State of California), in connection with any Legal Proceeding;

*** Text Omitted and Filed Separately

Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4)

and 240.24b-2

(b) agrees that service of any process, summons, notice or document by U.S. mail addressed to such Party at the address contemplated under Section 10.5 shall constitute effective service of such process, summons, notice or document for purposes of any such Legal Proceeding;

(c) agrees that each state and federal court located in the County of Santa Clara, State of California, shall be deemed to be a convenient forum; and

(d) agrees not to assert (by way of motion, as a defense or otherwise), in any such Legal Proceeding commenced in any state or federal court located in the County of Santa Clara, State of California, any claim by either AMCC or Company that it is not subject personally to the jurisdiction of such court, that such Legal Proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

10.2 Nonsolicitation; No Hire. From the date of this Agreement until the earlier to occur of the closing of the Merger and the […***…] of the date of termination of this Agreement (the “Applicable Period”), neither Party will directly or indirectly encourage or solicit any employee or consultant to leave the employ of the other without the other Party’s prior written consent. During the Applicable Period, AMCC shall not hire any employee or technical consultant (or former employee or technical consultant) of Company except for such current or former employees or technical consultants of Company who provided services to AMCC in any capacity on or after the date that is […***…]. During the Applicable Period, Company shall not hire any employee or technical consultant (or former employee or technical consultant) of AMCC except for (a) such current or former employees or technical consultants of AMCC who provided services to Company in any capacity on or after the date of incorporation of Company and (b) such individuals set forth on Schedule 10.2 hereof.

10.3 Severability. In the event that any provision of this Agreement, or the application of any such provision to any person or entity or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to persons, entities or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

10.4 No Assignment. This Agreement and Company’s rights and obligations under this Agreement may not be assigned, delegated, or otherwise transferred, in whole or in part, by operation of law or otherwise, by Company without AMCC’s express prior written consent. AMCC may assign this Agreement to an Affiliate or to a third party in connection with the sale of all or substantially all of AMCC’s business and assets relating to this Agreement, whether by merger, sale of assets, sale of stock or otherwise. Any attempted assignment, delegation, or transfer in violation of the foregoing will be null and void.

*** Text Omitted and Filed Separately

Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4)

and 240.24b-2

10.5 Notices. Each Party must deliver all notices, consents, and approvals required or permitted under this Agreement in writing to the other Party at the fax number or address listed on the signature page by fax, courier, by certified or registered mail (postage prepaid and return receipt requested), or by a nationally-recognized overnight carrier. Notice will be effective upon receipt or refusal of delivery. Each Party may change its address for receipt of notice by giving notice of such change to the other Party.

10.6 Remedies. Each Party’s remedies for any breach of this Agreement by the other Party will include damages, injunctive relief, specific performance, and restitution. Each Party acknowledges that any breach of this Agreement by the other Party would cause irreparable injury to such Party for which monetary damages would not be an adequate remedy and, therefore, such Party will be entitled to injunctive relief (including specific performance). The rights and remedies provided to each Party in this Agreement are cumulative and in addition to any other rights and remedies available to such Party at law or in equity.

10.7 Waiver. All waivers must be in writing and signed by the Party to be charged. Any waiver or failure to enforce any provision of this Agreement on one occasion will not be deemed a waiver of any other provision or of such provision on any other occasion.

10.8 Entire Agreement; Amendments. This Agreement, the Merger Agreement and the Securityholder Agreement are the final, complete, and exclusive agreement of the Parties with respect to the subject matter hereof and supersede and merge all prior or contemporaneous communications and understandings between the Parties. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of each Party.

10.9 Exhibits; Schedules. The Exhibits and Schedules attached hereto are hereby incorporated into this Agreement and are hereby made a part hereof as if set out in full herein.

10.10 References to this Agreement. Numbered “Sections” herein contained refer to sections of this Agreement unless otherwise expressly stated.

10.11 Force Majeure. No Party shall be liable for failure of or delay in performing obligations set forth in this Agreement, and no Party shall be deemed in breach of its obligations, if such failure or delay is due to any event or circumstance beyond that Party’s reasonable control, including fire, flood, earthquake, elements of nature or acts of God, acts of war, terrorism, riots, civil disorders, rebellions, revolutions, strikes, and labor disputes; provided, however that such Party promptly notifies the other Party of the nature and duration of the force majeure event and resumes performance as soon as possible.

*** Text Omitted and Filed Separately

Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4)

and 240.24b-2

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

*** Text Omitted and Filed Separately Confidential Treatment Requested Under 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

APPLIED MICRO CIRCUITS CORPORATION	VELOCE TECHNOLOGIES, INC.

Signed: /s/	Signed: /s/

Name: [...***...]	Name: Jeffrey Harrell

Title: [...***...]	Title: President and Chief Executive Officer

Address: 215 Moffett Park Drive Sunnyvale, CA 94089	Address: 20813 Stevens Creek Blvd., Suite 100 Cupertino, CA 95014

Fax No.: (408) 542-8600	Fax No.: (408) 351-0208

[SIGNATURE PAGE TO DEVELOPMENT AGREEMENT]

AP/MH	Page 20 of	ARM/AMCC
Copyright © 2012, ARM Limited. All Rights Reserved

*** Text Omitted and Filed Separately

Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4)

and 240.24b-2

EXHIBIT A

PRODUCT MODULE DESCRIPTION

[…***…]

A-1

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Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4)

and 240.24b-2

Exhibit B

Milestones

[…***…]

A-1

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Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4)

and 240.24b-2

EXHIBIT C

PROMISSORY NOTE

C-1

THIS UNSECURED PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO SALE OR DISPOSITION MAY BE EFFECTED EXCEPT IN COMPLIANCE WITH SAID ACT OR AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE HOLDER REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

UNSECURED PROMISSORY NOTE

PN-1

$1,500,000	May 13, 2009 Cupertino, California

For value received, VELOCE TECHNOLOGIES, INC., a Delaware corporation (the “Company”), promises to pay to APPLIED MICRO CIRCUITS CORPORATION, a Delaware corporation (“AMCC”), or its assigns (together with AMCC, “Holder”), the principal amount of $1,500,000, plus simple interest on the outstanding principal amount accrued at the rate of two and five one hundredths percent (2.05%) per annum. Interest shall accrue from the date of this Unsecured Promissory Note (the “Note”) first set forth above (the “Issuance Date”). Interest shall be computed on the basis of a year of 360 days for the actual number of days elapsed. This Note is issued pursuant to the terms of a proposed Development Agreement to be entered into by and between the Company and AMCC on or before May 31, 2009 (as may be amended or restated from time to time, the “Development Agreement”).

1. Unless an Event of Default (as defined in Section 4 hereof) shall have occurred prior to an applicable “Forgiveness Date” set forth in the following table, the following amounts of outstanding principal under the Note, and unpaid interest accrued thereon, shall be forgiven by Holder on the applicable Forgiveness Date:

	AMOUNT FORGIVEN
FORGIVENESS DATE	PRINCIPAL	INTEREST ACCRUED
March 31, 2011	$187,500	From the Issuance Date through March 31, 2011
June 30, 2011	$187,500	From April 1, 2011 through June 30, 2011
September 30, 2011	$187,500	From July 1, 2011 through September 30, 2011
December 31, 2011	$187,500	From October 1, 2011 through December 31, 2011
March 31, 2012	$187,500	From January 1, 2012 through March 31, 2012
June 30, 2012	$187,500	From April 1, 2012 through June 30, 2012
September 30, 2012	$187,500	From July 1, 2012 through September 30, 2012
December 31, 2012	$187,500	From October 1, 2012 through December 31, 2012

Contingent upon, and effective as of, the forgiveness by Holder of all amounts of outstanding principal under the Note and unpaid interest accrued thereon pursuant to this Section 1, this Note shall be deemed cancelled in its entirety and of no further force or effect. Provided that the Company has not committed a material breach of the Merger Agreement (as defined below) or the Development Agreement, in each case subject to any applicable cure periods, all amounts of outstanding principal under the Note and unpaid interest accrued thereon shall be immediately forgiven on the earlier to occur of (i) a material breach by AMCC of the Development Agreement or the Merger Agreement, in each case subject to any applicable cure periods, and (ii) the date of delivery of the 40 nm Tapeout Deliverables, as defined in the Merger Agreement (as defined below), by Veloce to the Company.

2. The entire outstanding principal amount of the Note and unpaid interest accrued thereon shall be due and payable on the earlier to occur of: (i) January 1, 2013; and (ii) delivery of written demand to the Company upon or after an Event of Default (the “Maturity Date”). All payments of principal and interest hereunder shall be in lawful money of the United States of America. All payments shall be applied, first, to accrued interest and, thereafter, to principal. Upon written notice to the Company, Holder shall have the right, but not the obligation, to unilaterally extend the Maturity Date by up to an additional six (6) months; provided however that any modification of a Forgiveness Date shall require the written consent of the Company.

3. The Company shall have the right to prepay this Note without penalty.

4. If there shall be an Event of Default, at the option and upon the declaration of Holder, and upon written demand made to the Company (which election and notice shall not be required in the case of an Event of Default pursuant to Section 4(c) or 4(d) hereof), this Note (i) shall be converted immediately into a term loan with monthly payments amortizing over a three (3)-year period from the date of the Event of Default if the Event of Default occurs pursuant to Section 4(a), (b), (c) or (d) hereof, and (ii) shall become due and fully payable, solely in cash, within thirty (30) days after the Event of Default if the Event of Default occurs pursuant to Section 4(e) hereof. The occurrence of any one or more of the following shall constitute an “Event of Default”:

(a) Subject to the forgiveness provisions in Section 1 hereof, any one or more of the following agreements is terminated for any reason: (i) that certain Agreement and Plan of Merger to be dated as of the date of the Development Agreement (as may be amended or restated from time to time, the “Merger Agreement”), and entered into by and among the Company, AMCC, Espresso Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of AMCC (“Merger Sub”), and the stockholders of the Company identified therein, pursuant to which Merger Sub shall be merged with and into the Company, the separate existence of Merger Sub shall cease and the Company will continue as the surviving corporation in the merger and shall continue its existence under the laws of the State of Delaware, in accordance with the terms provided therein (the “Merger”); (ii) the Development Agreement at any time prior to consummation of the Merger; or (iii) that certain Securityholder Agreement, to be dated as of the date of the Development Agreement, and entered into by and among AMCC, the Company and the securityholders of the Company (as may be amended or restated from time to time, the “Securityholder Agreement”).

(b) Subject to any applicable cure periods, the Company shall be in material breach of any provision of the Development Agreement, the Merger Agreement or the Securityholder Agreement.

(c) The Company becomes insolvent, ceases business operations, or files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing, or the Company’s Board of Directors approves by resolution the cessation of the Company’s business operations or the filing of any such petition or action for relief.

(d) An involuntary petition is filed against the Company (unless such petition is dismissed or discharged within sixty (60) days) under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of the Company.

(e) Any of the Development Agreement, the Merger Agreement or the Securityholder Agreement is not executed by the Company, AMCC and, with respect to the Securityholder Agreement, securityholders of the Company holding at least ninety-four percent (94%) of the Company’s then-outstanding shares of Common Stock, , or does not otherwise become effective, on or before May 31, 2009.

5. In case of an Event of Default, the Company shall pay all reasonable attorneys’ fees and court costs incurred by Holder in enforcing and collecting Holder’s obligations under this Note.

6. The Company hereby waives demand, notice, presentment, protest and notice of dishonor.

7. All indebtedness evidenced by this Note is unsecured.

8. This Note shall be governed by construed and under the laws of the State of Delaware without giving effect to conflicts of laws principles.

9. Any term of this Note may be amended or waived with the written consent of the Company and Holder.

10. This Note may be transferred only upon its surrender to the Company for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form reasonably satisfactory to the Company. Thereupon, this Note shall be reissued to, and registered in the name of, the transferee, or a new unsecured promissory note for like principal amount and interest shall be issued to, and registered in the name of, the transferee. Interest and principal shall be paid solely to the registered holder of this Note. Such payment shall constitute full discharge of the Company’s obligation to pay such interest and principal hereunder.

VELOCE TECHNOLOGIES, INC.

/s/
JEFFREY S. HARRELL
Chief Operating Officer

*** Text Omitted and Filed Separately

Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4)

and 240.24b-2

EXHIBIT D

WARRANT

D-1

THIS WARRANT AND THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO SALE OR DISPOSITION THEREOF MAY BE EFFECTED EXCEPT IN COMPLIANCE WITH SAID ACT OR AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE HOLDER REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

COMMON STOCK WARRANT

APPLIED MICRO CIRCUITS CORPORATION

C-1

Warrant Shares: 658,000	Issuance Date: May 18, 2009

THIS IS TO CERTIFY that, for value received and subject to the provisions hereinafter set forth, VELOCE TECHNOLOGIES, INC., a Delaware corporation (“Veloce”), is entitled to purchase from APPLIED MICRO CIRCUITS CORPORATION, a Delaware corporation (the “Company”), the Number of Warrant Shares (as hereinafter defined), of common stock of the Company, par value $0.01 per share (the “Common Stock”), at an exercise price of $0.01 per share (the “Exercise Price”), payable as provided herein, subject to the provisions and adjustments and on the terms and conditions hereinafter set forth. This Common Stock Warrant (this “Warrant”) is being issued pursuant to that certain Development Agreement, dated as of May 18, 2009, by and between the Company and Veloce (as may be amended or restated from time to time, the “Development Agreement”).

1. Definitions. In addition to the terms defined elsewhere in this Warrant, the following terms have the following respective meanings:

(a) “Company Sale” shall mean the sale of all or substantially all of the assets of the Company to another corporation or entity, or the merger or consolidation of the Company into or with another corporation or entity, with the result that upon conclusion of the transaction less than fifty-one percent (51%) of the outstanding securities entitled to vote generally in the election of managers or directors or other capital interests of the acquiring corporation or entity is owned, directly or indirectly, by the stockholders of the Company as of immediately prior to such transaction.

(b) “Merger” shall mean the merger contemplated under the Merger Agreement.

(c) “Merger Agreement” shall mean that certain Agreement and Plan of Merger, dated as of May 18, 2009 (the “Agreement Date”), by and among Veloce, the Company, Espresso Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), and Jeffrey Harrell, an individual, as representative of the stockholders of Veloce, pursuant to which Merger Sub shall be merged with and into Veloce, the separate

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existence of Merger Sub shall cease and Veloce will continue as the surviving corporation in the merger and shall continue its existence under the laws of the State of Delaware, in accordance with the terms provided therein, as may be amended or restated from time to time.

(d) “Number of Warrant Shares” shall mean, at the time of any determination thereof (i) if no adjustments have theretofore been made pursuant to the provisions of Section 6 hereof, the Original Number of Warrant Shares, and (ii) if any one or more such adjustments have been so made, the amount to which the Original Number of Warrant Shares shall have been so adjusted pursuant to the terms of this Warrant, in each case reduced appropriately by the number of shares of Common Stock theretofore purchased pursuant to the exercise of this Warrant.

(e) “Original Number of Warrant Shares” shall mean 658,000 fully paid and nonassessable shares of Common Stock (as adjusted, if applicable, pursuant to the terms hereof).

(f) “Termination Date” shall mean the earlier to occur of: (i) the tenth (10th) day following the termination of the Merger Agreement; (ii) the tenth (10th) day following the termination of the Development Agreement, provided that the Merger has not been consummated as of the date of such termination; (iii) the closing of a Company Sale; (iv) the twelve (12)-month anniversary of the Agreement Date in the event any of the First Milestone, the Second Milestone or the Third Milestone (each as defined in EXHIBIT B to the Development Agreement) has not been achieved as of such twelve (12)-month anniversary of the Agreement Date; and (v) July 15, 2014.

(g) “Warrant Shares” shall mean shares of Common Stock purchased or purchasable by Veloce upon exercise of this Warrant.

2.	Exercise of Warrant.

(a)	Mechanics.

(i) The purchase rights represented by this Warrant are exercisable by Veloce in whole or in part, at any time on or before the Termination Date, or from time to time, by delivery of the following at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to Veloce at the address of Veloce appearing on the books of the Company): (a) this Warrant; (b) the Notice of Exercise attached as EXHIBIT A hereto (the “Notice of Exercise”) completed and executed on behalf of Veloce; (c) three (3) stock assignments duly endorsed (with date and number of shares fields left blank) in the form attached as EXHIBIT B hereto; and (d) payment of the applicable Exercise Price for the shares being exercised by check or by “cashless exercise” pursuant to Section 2(a)(ii) hereof.

(ii) The purchase rights represented by this Warrant are exercisable by Veloce at such time by means of a “cashless exercise” in which Veloce shall be entitled to receive a certificate for the number of Warrant Shares equal to the quotient obtained by dividing [(A-B) multiplied by (X)] by (A), where:

(A) =	the closing price of the Common Stock, as reported on the applicable market of the Nasdaq Stock Market, LLC on the trading day immediately preceding the date of such election;

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(B) =	the Exercise Price; and

(X) =	the number of Warrant Shares issuable upon exercise of this Warrant in accordance with the terms of this Warrant by means of a cash exercise rather than a cashless exercise.

(b)	Certificates; Escrow.

(i) This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and Veloce shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. As promptly as practicable after the delivery to the Company of a properly completed and executed Notice of Exercise, the surrender of this Warrant to the Company and payment to the Company of the aggregate Exercise Price as set forth above:

(1) With respect to Warrant Shares that are vested upon such issuance by the Company, a certificate for shares purchased hereunder shall be transmitted by the transfer agent of the Company to Veloce by crediting the account of Veloce’s prime broker with the Depository Trust Company through its Deposit Withdrawal Agent Commission, or DWAC, system or otherwise by physical delivery to the address of Veloce specified on the Notice of Exercise; and

(2) With respect to Warrant Shares that are unvested upon such issuance by the Company, a certificate for shares purchased hereunder shall be transmitted by the transfer agent of the Company to the Company, as escrow agent, to hold such unvested Warrant Shares in escrow pursuant to the terms and conditions of that certain Escrow Agreement, dated May 18, 2009, by and among the Company, as the issuer of this Warrant and as escrow agent, and Veloce, in the form attached as EXHIBIT C hereto (the “Escrow”).

(ii) In the event that this Warrant is exercised in part, the Company will execute and deliver a new warrant of like tenor exercisable for the Original Number of Warrant Shares less the aggregate Number of Warrant Shares theretofore purchased pursuant to the exercise of this Warrant and surrendered pursuant to a “cashless exercise” in accordance with Section 2(a)(ii) hereof; provided, however, that this Warrant and all rights and options hereunder shall expire and be void as of the Termination Date (subject to the Company’s repurchase right pursuant to Section 3(b) hereof).

3.	Vesting; Termination; Release from Escrow.

(a) The Warrant Shares issued and issuable upon exercise of this Warrant shall vest solely in accordance with the schedule set forth in EXHIBIT D hereto, provided, however, that, notwithstanding anything in EXHIBIT D hereto to the contrary, (i) any such Warrant Shares that are unvested shall vest in their entirety effective as of immediately prior to, and contingent upon, the completion of a Company Sale, (ii) no unvested Warrant Shares shall

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vest on or after the termination of the Development Agreement in accordance with its terms in the event any of the First Milestone, the Second Milestone or the Third Milestone has not been met as of such termination, and (iii) no unvested Warrant Shares shall vest on or after the termination of the Development Agreement by the Company pursuant to clause (i) of Section 9.2 thereof. Upon the vesting of any Warrant Shares held in Escrow, such Warrant Shares shall be immediately released from the Escrow to Veloce.

(b) As of the end of the Termination Date, in the event any unvested Warrant Shares are held in Escrow, (i) all such unvested Warrant Shares shall be deemed immediately repurchased from Veloce by the Company and released to the Company from the Escrow, at which time such Warrant Shares may be cancelled, terminated or held as treasury stock, in the Company’s sole discretion, and (ii) the Company shall pay Veloce by cash or check an amount equal to the Exercise Price paid by Veloce (or, if exercised pursuant to a “cashless exercise,” a repurchase price of $0.01 per share) for the Warrant Shares deemed repurchased under clause (i) hereof.

4. Reservation of Stock. The Company covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and in reserve, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

5.	Compliance with Securities Act.

(a) Veloce, by acceptance of this Warrant, agrees that this Warrant and the Warrant Shares to be issued upon exercise hereof are being acquired for investment for its own account and that Veloce will not offer, sell or otherwise transfer any Warrant Shares to be issued upon exercise hereof, in whole or in part, except under circumstances that will not result in a violation of the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. The Warrant Shares shall be stamped or imprinted with legends in substantially the following forms:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER SAID ACT AND, IF REQUESTED BY THE COMPANY IN CONNECTION WITH SUCH A DISPOSITION PURSUANT TO AN EXEMPTION.”

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO FORFEITURE TO THE COMPANY PURSUANT TO AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR SUCH HOLDER’S PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE AT THE

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PRINCIPAL OFFICE OF THIS COMPANY. ANY TRANSFER OR ATTEMPTED TRANSFER OF ANY SHARES SUBJECT TO SUCH RISK OF FORFEITURE IS VOID WITHOUT THE PRIOR EXPRESS WRITTEN CONSENT OF THE COMPANY.”

(b) By acceptance of this Warrant, Veloce specifically represents and warrants to the Company as follows:

(i) Veloce believes it has received all the information it considers necessary or appropriate for deciding whether to acquire this Warrant. Veloce further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Warrant and the business, properties and financial condition of the Company.

(ii) Veloce understands that this Warrant is, and the Warrant Shares will be upon issuance, “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In addition, Veloce represents that it is familiar with Rule 144 promulgated under the Securities Act, and understands the resale limitations imposed thereby and by the Securities Act.

(iii) Veloce (a) is an “accredited investor” as defined in Regulation D under the Securities Act, (b) can bear the economic risk of its investment in the Warrant and the Warrant Shares, and (c) has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Warrant and the Warrant Shares.

6.	Protection Against Dilution.

(a) Stock Dividends, Subdivisions and Combinations. In the event that after the initial date of issuance of this Warrant the Company shall:

(i) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock or issue a stock dividend to all the holders of Common Stock; or

(ii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock;

then (y) the Number of Warrant Shares shall be adjusted to that Number of Warrant Shares determined by multiplying the Number of Warrant Shares that could be purchased hereunder immediately prior to such event by a fraction (A) the numerator of which shall be the total number of outstanding shares of Common Stock immediately after such event and (B) the denominator of which shall be the total number of outstanding shares of Common Stock immediately prior to such event and (z) there shall be no adjustment to the Exercise Price.

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(b) Notice of Adjustments. Whenever the Number of Warrant Shares purchasable shall be required to be adjusted pursuant to Section 6(a) hereof, the Company shall prepare a certificate signed by the Secretary of the Company setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and shall provide a copy of such certificate to Veloce.

7. Notice of Extraordinary Dividends. If the Board of Directors of the Company shall declare any dividend or other distribution on its Common Stock except out of earned surplus or by way of a stock dividend payable on its Common Stock, the Company shall mail notice thereof to Veloce not less than fifteen (15) days prior to the record date fixed for determining stockholders entitled to participate in such dividend or other distribution and Veloce shall not participate in such dividend or other distribution or be entitled to any rights on account or as a result thereof unless and to the extent the Warrant is exercised prior to such record date.

8. Fractional Shares. Fractional shares shall not be issued upon the exercise of this Warrant but in any case where Veloce would, except for the provisions of this Section 8, be entitled under the terms hereof to receive a fractional share upon the complete exercise of this Warrant, the Company shall, upon the exercise of this Warrant for the largest number of whole shares then called for, pay a sum in cash equal to the excess of the value of such fractional share (determined based on the closing price of the Common Stock, as reported on the applicable market of the Nasdaq Stock Market, LLC, as of the trading day immediately prior to the date of such exercise) over the proportional part of the Exercise Price represented by such fractional share.

9. Fully Paid Stock; Authority; Taxes. The Company covenants and agrees that the shares of Common Stock issued upon exercise of this Warrant in accordance with its terms shall, at the time of such delivery, be validly issued and outstanding and be fully paid and nonassessable. The Company represents and warrants that this Warrant has been duly authorized by all necessary corporate action, has been duly executed and delivered and is a legal and binding obligation of the Company. Veloce covenants and agrees that it shall pay when due and payable any and all federal and state taxes (other than income taxes) that may be payable in respect of this Warrant or any Common Stock or certificates therefor upon the exercise of this Warrant in accordance with its terms.

10. Restriction on Transferability of Warrant and Unvested Warrant Shares. In addition to any other limitation on transfer created by applicable securities laws: (a) this Warrant shall not be transferable; and (b) Veloce shall not sell, assign, transfer, hypothecate, donate, encumber or otherwise dispose of any interest in any Warrant Shares that are deemed unvested pursuant to the terms of this Warrant.

11. Noncircumvention. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant.

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12. Mutilated, Lost, Stolen or Destroyed Warrant. In case this Warrant shall be mutilated, lost, stolen or destroyed, the Company shall issue a new Warrant of like date, tenor and denomination and deliver the same in exchange and substitution for and upon surrender and cancellation of any mutilated Warrant, or in lieu of any Warrant lost, stolen or destroyed, upon receipt of evidence satisfactory to the Company of the loss, theft or destruction of such Warrant, and upon receipt of indemnity satisfactory to the Company.

13. Warrant Holder Not Stockholder. This Warrant does not confer upon Veloce any right to vote or to consent as a stockholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a stockholder, prior to the exercise hereof as hereinbefore provided.

14. Severability. Should any part of this Warrant for any reason be declared invalid, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in full force and effect as if this Warrant had been executed with the invalid portion thereof eliminated, and it is hereby declared the intention of the parties hereto that they would have executed and accepted the remaining portion of this Warrant without including therein any such part, parts or portion which may, for any reason, be hereafter declared invalid.

15. Notices. Any notice or other communication required or permitted to be delivered to either party shall be in writing and shall be deemed properly delivered, given and received (a) when received if hand delivered, (b) on confirmation by sender of receipt if sent by facsimile, or (c) on the first business day after being sent by registered overnight mail, return receipt requested, by overnight courier or by overnight express delivery service, to the address or facsimile number set forth beneath the name of such party below (or to such other address or facsimile number as such party shall have specified in a written notice given to the other parties hereto):

(i)	if to the Company:

Applied Micro Circuits Corporation

215 Moffett Park Drive

Sunnyvale, CA 94089

Attn: General Counsel

Phone: (408) 542-8600

Fax: (408) 542-8601

with a copy to (which shall not constitute notice):

Paul, Hastings, Janofsky & Walker LLP

1117 S. California Avenue

Palo Alto, CA 94304-1106

Attn: Jeffrey T. Hartlin, Esq.

Fax: (650) 320-1904

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(ii)	if to Veloce:

Veloce Technologies, Inc.

20813 Stevens Creek Boulevard

Suite 100

Cupertino, CA 95014

Attn.: Chief Executive Officer

Fax: (408) 351-0208

16. Governing Law. This Warrant shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provisions.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, APPLIED MICRO CIRCUITS CORPORATION has caused this Common Stock Warrant to be signed by a duly authorized officer as of May 18, 2009.

APPLIED MICRO CIRCUITS CORPORATION

By:	/s/
	Name:	Robert Gargus
	Its:	Senior Vice President and CFO

[SIGNATURE PAGE TO WARRANT]

EXHIBIT A

NOTICE OF EXERCISE

(1) The undersigned hereby elects to exercise the attached Common Stock Warrant for a total of             shares of Common Stock of Applied Micro Circuits Corporation.

Payment of the exercise price therefor shall take the form of (check applicable box):

[    ] check made payable to “Applied Micro Circuits Corporation” provided herewith; or

[    ] the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in Section 2(a)(ii) of the Warrant, to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in Section 2(a)(ii) of the Warrant as of the date of this Notice of Exercise.

(2) Please issue a certificate or certificates representing said shares of Common Stock in the name of Veloce Technologies, Inc. by physical delivery of a certificate to:

[    ] Applied Micro Circuits Corporation (to be held in escrow) at 215 Moffett Park Drive, Sunnyvale, CA 94089

[    ] Veloce Technologies, Inc. at 20813 Stevens Creek Boulevard, Suite 100, Cupertino, CA 95014

(3) Please issue a new warrant for the unexercised portion of the attached Warrant in the name of Veloce Technologies, Inc.

VELOCE TECHNOLOGIES, INC.

By:

Name:

Its:

Date:

A-1

EXHIBIT B

STOCK ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED, VELOCE TECHNOLOGIES, INC., a Delaware corporation (“Veloce”), hereby sells, assigns and transfers unto APPLIED MICRO CIRCUITS CORPORATION, a Delaware corporation (the “Company”), pursuant to the Warrant (No. C-1) issued by the Company to Veloce, dated May 18, 2009, (the “Warrant”), and that certain Escrow Agreement, dated May 18, 2009, by and between the Company (as the issuer of the Warrant and as escrow agent) and Veloce (the “Escrow Agreement”),             (            ) shares of Common Stock of the Company standing in the undersigned’s name on the books of the Company represented by Certificate No(s).             and does hereby irrevocably constitute and appoint the Company’s Secretary attorney-in-fact to transfer said Common Stock on the books of the Company with full power of substitution in the premises. This Stock Assignment may be used only in accordance with and subject to the terms and conditions of the Warrant and the Escrow Agreement, in connection with the repurchase of shares of Common Stock issued to the undersigned pursuant to the Warrant and the Escrow Agreement, and only to the extent that such shares remain subject to the Company’s right of repurchase under the Warrant and the Escrow Agreement.

Dated:

(Signature)

(Print Name)

(INSTRUCTION: Do not fill in any blanks other than the “Signature” line and the “Print Name” line.)

EXHIBIT C

ESCROW AGREEMENT

EXHIBIT D

VESTING SCHEDULE

Warrant Shares Vesting	Vesting Date
219,333	The earlier to occur of (i) the 12-month anniversary of the Agreement Date, provided that each of the First Milestone, the Second Milestone and the Third Milestone (each as defined in EXHIBIT B to the Development Agreement) has been achieved as of such 12-month anniversary of the Agreement Date and (ii) the date of the 40nm Tapeout, as defined in the Merger Agreement, by Veloce to the Company (such date in clause (ii), the “40nm Tapeout Deliverables Date”).

54,833	The earlier to occur of (i) the date that is 15 months after the Agreement Date, and (ii) the 40nm Tapeout Deliverables Date.

54,833	The earlier to occur of (i) the date that is 18 months after the Agreement Date, and (ii) the 40nm Tapeout Deliverables Date.

54,833	The earlier to occur of (i) the date that is 21 months after the Agreement Date, and (ii) the 40nm Tapeout Deliverables Date.

54,833	The earlier to occur of (i) the date that is 24 months after the Agreement Date, and (ii) the 40nm Tapeout Deliverables Date.

54,833	The earlier to occur of (i) the date that is 27 months after the Agreement Date, and (ii) the 40nm Tapeout Deliverables Date.

54,834	The earlier to occur of (i) the date that is 30 months after the Agreement Date, and (ii) the 40nm Tapeout Deliverables Date.

54,834	The earlier to occur of (i) the date that is 33 months after the Agreement Date, and (ii) the 40nm Tapeout Deliverables Date.

54,834	The earlier to occur of (i) the date that is 36 months after the Agreement Date, and (ii) the 40nm Tapeout Deliverables Date.

*** Text Omitted and Filed Separately

Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4)

and 240.24b-2

SCHEDULE 2.11

[…***…]

A-1

*** Text Omitted and Filed Separately

Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4)

and 240.24b-2

SCHEDULE 10.2

[…***…]